EXHIBIT 99
Section 906 Certification

I, James K. Peterson, Chairman of the Employee Benefit Plans Administrative Committee (equivalent to the Chief Executive Officer and Chief Financial Officer of the Employee Thrift and Retirement Savings Plan for Bargaining Unit Employees of Florida Power & Light Company), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 11-K of the Employee Thrift and Retirement Savings Plan for Bargaining Unit Employees of Florida Power & Light Company for the fiscal year ended December 31, 2002 (Report) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Employee Thrift and Retirement Savings Plan for Bargaining Unit Employees of Florida Power & Light Company.

Dated: June 27, 2003

JAMES K. PETERSON

James K. Peterson
Chairman of the Employee Benefit
Plans Administrative Committee
(equivalent to the Chief Executive
Officer and Chief Financial Officer of
the Employee Thrift and Retirement
Savings Plan for Bargaining Unit
Employees of Florida Power & Light Company)

A signed original of this written statement required by Section 906 has been provided to FPL Group, Inc. and will be retained by FPL Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.